FOR RELEASE AT 6 AM PACIFIC

Stockgroup Appoints Veteran VP of Advertising Sales to Lead Monetization of Major Financial Portal

(NEW YORK) July 18, 2007 – Stockgroup Information Systems Inc. (OTCBB: SWEB, TSX-V: SWB), a leading financial media company, today announced Joe McWilliams has joined the company as VP of Monetization/Advertising.

Mr. McWilliams comes to Stockgroup with over 13 years of experience in sales and advertising with distinguished media companies in North America. Mr. McWilliams started his career in 1994 by growing a strong network of clients for Hart Publications based in Houston, TX. Mr. McWilliams then joined Hoovers (Nasdaq: HOOV), an online provider of business information, where he spent the next 10 years in a variety of roles ranging from Sr. Advertising Sales Manager to Director of Global Advertising Sales. While at Hoover’s Mr. McWilliams contributed to the major expansion in clientele and strong revenue growth the company experienced before being acquired by Dun and Bradstreet in 2003 (DNB: NYSE). Most recently Mr. McWilliams held the position of VP of Advertising Sales with HighBeam Research in New York, NY. Mr. McWilliams replaces Michael Donnelly.

”StockHouse is one of the strongest sites for user engagement according to Comscore™ and a leader in financial user generated content,” stated Marcus New, President and CEO of Stockgroup. “As we near the launch of the new StockHouse site in September, Mr. McWilliams will fulfill a key role in helping us monetize the critical mass of web-traffic that is currently generated and the significant growth of traffic we expect.”

“Stockgroup has a strong web franchise and a unique platform for the delivery of financial media,” stated Mr. McWilliams. “I am excited to come here to contribute results. Going forward we will focus on overall monetization of our community and assets, in addition to increasing our advertising revenue. I am truly excited about the opportunities that are here and the contribution I can make to this growing organization.”

About Stockgroup Information Systems Inc.
StockgroupTM is a leading financial media company focused on user-generated content and collaborative technologies. The Stockgroup platform for web-based portfolio management and financial content is licensed to top North American brokerage firms and media companies. This platform is also extended through StockHouse.com, a leading online financial portal owned and operated by Stockgroup. StockHouse is home to BullBoardsTM message board – Canada’s largest community of active investors. Recognized for its engaged audience, StockHouse.com provides a sought-after demographic for advertisers.

To find out more about Stockgroup (OTCBB: SWEB, TSX-V: SWB), visit our website at www.stockgroup.com.

Contact:

Stockgroup Information Systems Inc.
Steve Gear
Director of Capital Markets
P: 604-288-2861

Todd Corrigall
Public Relations Manager

P: 604-331-0995 x 124

This release contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward looking statements". Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur. More information about potential risk factors that could affect our business is included in the Company's 10-QSB for the quarter ended March 31, 2007, which are on file with the SEC at www.sec.gov. Stockgroup undertakes no obligation and does not intend to update these forward looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. All forward looking statements are qualified in their entirety by this cautionary statement.

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